Exhibit 99 (a)

Bank of Granite Corporation
     News

For Release:	July 14, 2003

BANK OF GRANITE REPORTS INCREASED EARNINGS FOR
SECOND QUARTER AND FIRST SIX MONTHS OF 2003

     Despite a rather uncertain economic environment and high unemployment in its primary market area, Bank of Granite Corporation (Nasdaq: GRAN) has reported increased earnings for the second quarter and for the six month periods, both ending June 30, 2003.

     For the second quarter, ending June 30, 2003, net income was $3,919,157 compared with $3,451,535 for the second quarter of 2002—an increase of 13.6%. Second quarter earnings per share was 30¢ vs 25¢ in 2003, an increase of 20%.

     For the six-month period, also ending June 30, 2003, net income was $7,756,340 compared with $7,233,874—an increase of 7.2%. Per share earnings for the six month period were 59¢ vs 53¢ in the comparable 2002 period, an increase of 11.3%.

     John A. Forlines, Jr., Chairman and Chief Executive Officer, said these earnings were “very satisfactory” in view of prevailing weak economic conditions. “Once again, our mortgage loan subsidiary, GLL & Associates, fueled by the lowest interest rates in fifty years, was a huge contributor to these earnings. We also continued a strong effort to control expenses.” He said the Federal Reserve’s recent reduction in interest rates, its 13th consecutive reduction in the past two and a half years, was squeezing the bank’s interest margin as never before. He said he expected the economy and the bank to continue to struggle throughout the remainder of 2003.

     Assets reached $811,085,586 at the end of the six-month period, a new high for the Company and a 15.7% increase over June 30, 2002. Deposits reached $600,083,716, another new high, reflecting a 14.9% increase over 2002’s June 30 figures. Loans totaled a record $567,301,335, an increase of 12.1%. Non-performing assets were up 143%, to $10,994,720. The loan loss reserve, at the end of June 30, 2003, totaled $8,854,445 or 1.59% of net loans outstanding.

     Also, during the second quarter of 2003, directors increased the quarterly dividend to 12¢ per share compared to the rate of 11¢ per share paid in 2002. This represents a 9.1% increase in the quarterly rate. 2003 will mark the 50th consecutive year of increased cash dividends to Bank of Granite shareholders.

     Bank of Granite Corporation is the parent company of Bank of Granite, which operates thirteen full service banking offices and two loan production offices in Caldwell, Catawba, Burke, Watauga, and Wilkes Counties in North Carolina, and GLL & Associates, Inc. a mortgage banking company headquartered in Winston-Salem. Bank of Granite Corporation has an estimated 5,300 shareholders, with approximately 13.2 million shares of common stock currently outstanding. The stock trades on the Nasdaq Stock Market® System under the symbol GRAN. with a price of $18.40 at the end of the first quarter in 2002.

* * * * *

Please see “Financial Data” tables, which are attached.
For further information, contact Kirby A. Tyndall, Senior Vice President and Chief Financial
Officer at Voice (828) 496-2026, Fax (828) 496-2010 or Internet:
ktyndall@bankofgranite.com.

Bank of Granite Corporation, PO Box 128, Granite Falls, NC 28630	www.bankofgranite.com

	Three Months Ended			Six Months Ended
Bank of Granite Corporation	June 30,			June 30,
Selected Financial Data
(in thousands except per share data)	2003	2002	% change	2003	2002	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$12,443	$11,693	6.4%	$24,205	$23,601	2.6%
Interest expense	2,674	2,703	-1.1%	5,061	5,601	-9.6%

Net interest income, taxable equivalent	9,769	8,990	8.7%	19,144	18,000	6.4%
Taxable equivalent adjustment	368	440	-16.4%	768	901	-14.8%

Net interest income	9,401	8,550	10.0%	18,376	17,099	7.5%
Loan loss provision	1,149	1,007	14.1%	2,284	1,798	27.0%
Noninterest income	3,817	2,468	54.7%	7,150	5,118	39.7%
Noninterest expense	6,136	5,090	20.6%	11,506	9,911	16.1%

Income before income taxes	5,933	4,921	20.6%	11,736	10,508	11.7%
Income taxes	2,014	1,469	37.1%	3,980	3,274	21.6%

Net income	$3,919	$3,452	13.5%	$7,756	$7,234	7.2%

Earnings per share — Basic	$0.30	$0.25	20.0%	$0.59	$0.53	11.3%
Earnings per share — Diluted	0.30	0.25	20.0%	0.59	0.53	11.3%

Average shares — Basic	13,198	13,600	-3.0%	13,244	13,646	-2.9%
Average shares — Diluted	13,200	13,611	-3.0%	13,247	13,649	-2.9%
Consolidated balance sheet data at June 30:
Total assets				$811,086	$701,295	15.7%
Total deposits				600,084	522,040	14.9%
Loans (gross)				618,039	517,851	19.3%
Shareholders’ equity				130,040	126,118	3.1%
Consolidated average balance sheet data:
Total assets	$785,070	$698,931	12.3%	$758,355	$703,350	7.8%
Total deposits	577,105	521,259	10.7%	561,512	516,851	8.6%
Loans (gross)	603,001	514,203	17.3%	582,520	512,758	13.6%
Shareholders’ equity	128,676	125,441	2.6%	128,151	125,308	2.3%
Consolidated performance ratios:
Return on average assets*	2.00%	1.98%		2.06%	2.07%
Return on average equity*	12.22%	11.04%		12.20%	11.64%
Efficiency ratio	45.16%	44.42%		43.76%	42.87%
Consolidated asset quality data and ratios:
Nonaccruing loans				$4,019	$2,746	46.4%
Accruing loans 90 days past due				4,397	1,252	251.2%
Nonperforming loans				8,416	3,998	110.5%
Foreclosed properties				2,578	527	389.2%
Nonperforming assets				10,994	4,525	143.0%
Allowance for loan losses				8,854	7,681	15.3%
Loans charged off				2,479	827	199.8%
Recoveries of loans charged off				214	283	-24.4%
Net loan charge-offs (recoveries)				2,265	544	316.4%

Net charge-offs to average loans*				0.78%	0.21%
Nonperforming loans to total assets				1.04%	0.57%
Allowance coverage of nonperforming loans				105.20%	192.12%
Allowance for loan losses to gross loans				1.43%	1.48%
Allowance for loan losses to net loans				1.45%	1.51%
Subsidiary earnings summary:
Bank of Net interest income	$7,988	$7,835	2.0%	$15,963	$15,557	2.6%
Granite Loan loss provision	1,149	977	17.6%	2,284	1,738	31.4%
Noninterest income	1,863	1,700	9.6%	3,748	3,651	2.7%
Noninterest expense	3,835	3,871	-0.9%	7,574	7,519	0.7%
Income taxes	1,560	1,341	16.3%	3,198	2,977	7.4%
Net income	3,307	3,346	-1.2%	6,655	6,974	-4.6%
GLL & Net interest income	$1,389	$709	95.9%	$2,355	$1,499	57.1%
Associates Loan loss provision	—	30	-100.0%	—	60	-100.0%
(mortgage Noninterest income	1,954	765	155.4%	3,415	1,561	118.8%
bank) Noninterest expense	2,208	1,153	91.5%	3,817	2,318	64.7%
Income taxes	454	128	254.7%	781	297	163.0%
Net income	681	193	252.8%	1,172	445	163.4%

* Annualized based on number of days in the period	More

	Quarters Ended
Bank of Granite Corporation
Supplemental Quarterly Financial Data	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands except per share data)	2003	2003	2002	2002	2002

Consolidated earnings summary:
Interest income, taxable equivalent	$12,443	$11,762	$12,120	$11,721	$11,693
Interest expense	2,674	2,386	2,534	2,668	2,703

Net interest income, taxable equivalent	9,769	9,376	9,586	9,053	8,990
Taxable equivalent adjustment	368	400	411	418	440

Net interest income	9,401	8,976	9,175	8,635	8,550
Loan loss provision	1,149	1,136	797	897	1,007
Noninterest income	3,817	3,333	3,354	2,925	2,468
Noninterest expense	6,136	5,371	5,388	5,017	5,090

Income before income taxes	5,933	5,802	6,344	5,646	4,921
Income taxes	2,014	1,965	2,158	1,963	1,469

Net income	$3,919	$3,837	$4,186	$3,683	$3,452

Earnings per share — Basic	$0.30	$0.29	$0.31	$0.27	$0.25
Earnings per share — Diluted	0.30	0.29	0.31	0.27	0.25

Average shares — Basic	13,198	13,292	13,407	13,494	13,600
Average shares — Diluted	13,200	13,294	13,414	13,502	13,611
Consolidated ending balance sheet data:
Total assets	$811,086	$762,299	$742,015	$732,092	$701,295
Total deposits	600,084	566,096	547,249	537,756	522,040
Loans (gross)	618,039	577,521	565,374	542,346	517,851
Shareholders’ equity	130,040	127,881	127,443	127,490	126,118
Consolidated average balance sheet data:
Total assets	$785,070	$731,640	$723,712	$702,543	$698,931
Total deposits	577,105	545,920	537,056	524,366	521,259
Loans (gross)	603,001	562,039	551,624	529,895	514,203
Shareholders’ equity	128,676	127,625	127,310	126,264	125,441
Consolidated performance ratios:
Return on average assets*	2.00%	2.13%	2.29%	2.08%	1.98%
Return on average equity*	12.22%	12.19%	13.04%	11.57%	11.04%
Efficiency ratio	45.16%	42.26%	41.64%	41.89%	44.42%
Consolidated asset quality data and ratios:
Nonaccruing loans	$4,019	$5,079	$3,265	$2,992	$2,746
Accruing loans 90 days past due	4,397	2,241	1,153	1,558	1,252

Nonperforming loans	8,416	7,320	4,418	4,550	3,998
Foreclosed properties	2,578	1,203	1,203	1,197	527

Nonperforming assets	10,994	8,523	5,621	5,747	4,525

Allowance for loan losses	8,854	9,318	8,835	8,223	7,681

Loans charged off	1,678	801	308	420	526
Recoveries of loans charged off	66	149	123	65	55

Net loan charge-offs (recoveries)	1,612	652	185	355	471

Net charge-offs to average loans*	1.07%	0.47%	0.13%	0.27%	0.37%
Nonperforming loans to total assets	1.04%	0.96%	0.60%	0.62%	0.57%
Allowance coverage of nonperforming loans	105.20%	127.30%	199.98%	180.73%	192.12%
Allowance for loan losses to gross loans	1.43%	1.61%	1.56%	1.52%	1.48%
Allowance for loan losses to net loans	1.45%	1.64%	1.59%	1.54%	1.51%
Subsidiary earnings summary:
Bank of Net interest income	$7,988	$7,974	$8,112	$7,915	$7,835
Granite Loan loss provision	1,149	1,136	797	887	977
Noninterest income	1,863	1,885	1,930	1,962	1,700
Noninterest expense	3,835	3,737	3,662	3,730	3,871
Income taxes	1,560	1,638	1,826	1,787	1,341
Net income	3,307	3,348	3,757	3,473	3,346
GLL & Net interest income	$1,389	$966	$1,070	$720	$709
Associates Loan loss provision	—	—	—	10	30
(mortgage Noninterest income	1,954	1,461	1,425	964	765
bank) Noninterest expense	2,208	1,609	1,663	1,245	1,153
Income taxes	454	327	333	176	128
Net income	681	491	499	263	193

* Annualized based on number of days in the period.

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